UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Greenwich Ave., Greenwich, CT One Corporate Center, Rye, NY		06830 10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code     (203) 629-2726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, .001 par value	GBL	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of GAMCO Investors, Inc. (“GAMCO”) was held on May 7, 2019.  At the annual meeting: (1) seven persons were elected to serve as directors of GAMCO; and (2) the appointment of Deloitte & Touche LLP as GAMCO’s independent registered public accounting firm for the year ending December 31, 2019 was ratified.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
(1) Election of Directors
NOMINEE
Edwin L. Artzt	189,570,563	286,831	-
Raymond C. Avansino, Jr.	187,663,485	2,193,909	-
Leslie B. Daniels	189,601,837	255,557	-
Mario J. Gabelli	188,205,817	1,651,577	-
Eugene R. McGrath	189,160,520	696,874	-
Robert S. Prather, Jr.	188,676,806	1,180,588	-
Elisa M. Wilson	188,081,060	1,776,334	-

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
(2) Ratification of independent registered public accounting firm	189,834,434	20,102	2,858	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice-President and Co-Principal Financial Officer

Date:May 7, 2019